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                                                                   EXHIBIT 10.14

EXCLUSIVE SOFTWARE LICENSE AND USE AGREEMENT
--------------------------------------------

This Agreement is made and entered into as of the 21st day of December, 2000 ("Effective Date"), by and between NetSolve, Incorporated ("NetSolve"), a Delaware corporation, with its principal offices at 12331 Riata Trace Parkway, Austin, Texas 78727 and NEC Corporation ("NEC"), a Japanese corporation, with its principal offices at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-8001, Japan.

WHEREAS, NetSolve is the owner of all U.S. and foreign copyrights and other proprietary rights in certain network programs and related documentation that are the subject of this Agreement; and

WHEREAS, each party hereto represents that it is ready, willing, and able to undertake the responsibilities and obligations set forth in this Agreement, and that it possesses the rights, resources, and capabilities to perform its responsibilities under this Agreement;

NOW, THEREFORE, in consideration of the premises, and of the obligations herein made and undertaken, the parties hereto do hereby covenant and agree as follows:

1.   Definitions:
     -----------

     As used in this Agreement:

     a) "Licensed Products" shall mean those network management services programs, instructions and related material which are specifically identified on Schedule A, attached hereto and made a part hereof for all purposes, and any copies and Japanese language translations thereof as permitted herein. Licensed Products shall also include upgrades, updates and additional services, programs, instructions and related material which NetSolve and NEC mutually agree in writing from time to time to constitute Licensed Products hereunder.

     b) "Software Fix" shall mean a modification to the Licensed Products to conform the operation of the Licensed Products to its mutually defined specifications per Schedule A or to correct any actual problem that is recognized by NetSolve and NEC as a problem required to be corrected for the Licensed Products, to perform at an appropriate level in NetSolve's and to the same level in NEC's business. On or before February 16, 2001, the parties will mutually agree on specified stability and performance expectations of the Licensed Products. Any failure of the Licensed Products to satisfy such specified expectations will require a Software Fix.

     c) "NetSolve Documentation" shall mean the written technical documentation specifically referenced on Schedule A. NetSolve Documentation shall also include additional documentation which NetSolve and NEC mutually agree in writing from time to time constitute NetSolve Documentation hereunder.

     d) "Developed Documentation" shall mean documentation developed by NetSolve under this Agreement or to be distributed in connection with sales of Licensed Products through NEC's direct and indirect channels.

     e) "Customer" shall mean (i) any entity that has its principal place of business and executive management in Japan (a "Japanese Company") and
          (ii) any entity in which a Japanese Company has majority voting control (an "Affiliate Company"). Japanese Companies and Affiliate Companies qualify as Customers whether or not the NEC Services they purchase are used within Japan. Notwithstanding the foregoing, "Customer" shall not include any entity which purchases remote network management services from NEC Business Network Services, Inc. or any subsidiary or affiliate thereof. A customer may include a reseller of NEC Services, provided that any such reseller shall be limited to reselling NEC Services only to Customer.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     f)   "NEC Services" means remote network management services, incorporating or using the Licensed Products, provided by NEC to customers.

2.   Term:

     This Agreement shall commence on the date above and shall continue in force for a term of three (3) years unless terminated earlier under the provisions of this Agreement. Subject to the provisions of Section 9 herein, at the end of the initial term, this Agreement shall extend automatically for additional one (1) year periods without notice unless thirty (30) days prior to the and of the term or extended period, either party notifies the other that this Agreement will not be extended for an additional one (1) year period.

3.   Grant of Rights to NEC:
     -----------------------

     a)   Licensed Products:  On or before February 16, 2001, the parties will
          -----------------
          agree to standards for the Licensed Products and include said standards on Schedule A (the "Standards"). As soon as practical thereafter, NetSolve shall deliver to NEC the Licensed Products, within thirty (30) days after NEC's receipt of the Licensed Products from NetSolve, NEC will inspect the Licensed Products for conformity with the Standards. NEC shall notify NetSolve in writing within such thirty (30) day period (subject to extension by force majeure) as to whether the licensed Products conform to such Standards. If the Licensed Products conform to such Standards, NEC may use the Licensed Products pursuant to Section 3b) below and the other provisions of this Agreement. If the Licensed Products do not conform to such Standards, NEC must identify specific defects that cause the Licensed Products not to meet the Standards. If NEC does not provide written notice of specific defects within said thirty (30) day period, the initial U.S. $* installment of the License Fee shall not be refundable to NEC, NetSolve shall have thirty (30) days (subject to extension by force majeure) from its receipt of written notice of such defects to cure the defects. If NetSolve timely offers a cure for the defects, NEC will again inspect the Licensed Products for conformity with the Standards within thirty (30) days. If the Licensed Products conform to such Standards, NEC may use the Licensed Products pursuant to Section
          3b) below and the other provisions of this Agreement. If the Licensed Products, as modified, do not conform to such Standards, this Agreement shall terminate immediately upon NEC's written notice of nonconformity and NEC shall have no right to use the Licensed Products in any manner and shall immediately return the Licensed Products to NetSolve. Notwithstanding the foregoing, if NetSolve is unable to cure the defects identified by NEC in accordance herewith, NetSolve shall refund the U.S. $* installment of the License Fee to NEC. If NEC does not accept the Licensed Products due to problems within NEC's control, the U.S. $* initial installment of the License Fee shall be non-refundable to NEC. If the defects are attributable to causes outside the control of either party, then U.S. $* of the initial installment of the License Fee shall be refunded to NEC.

     b)   Grant of License:  NetSolve hereby grants NEC an exclusive and non-
          ----------------
          transferable right to use the Licensed Products in object code form solely for the purpose of rendering NEC Services to Customers and for the management of NEC and its subsidiaries' own network (the "Permitted Use"). In addition, NEC may make a copy of software included within the Licensed Products for enhancing NEC Services for capacity, performance, and redundancy reasons and for archival purposes, and of documentation included within the Licensed Products to the extent reasonably necessary for exercising the rights granted under this Section 3b) In addition, NEC have the right to translate NetSolve copyrighted documentation from English to Japanese. Notwithstanding anything else herein to the contrary, NEC shall not use the Licensed Products for, or make available services involving the Licensed Products to, any entity that does not qualify as a Customer as defined above. Nothing in this Agreement shall prevent NetSolve from granting rights in the Licensed Products to other parties for any other purpose, including the provision of network management services to entities which are not Customers but, so long as NEC keeps exclusivity under c) below, NetSolve is prohibited to license the Licensed Products for Permitted Use to Customers in Japan. The exclusive nature of NEC's rights granted hereunder with respect to the Permitted Use shall be subject to Section c) below. NEC is expressly prohibited from decompiling, disassembling, or reverse engineering the Licensed Products in any manner whatsoever, and NEC is expressly prohibited from designing another product or system, including, without limitation, a

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

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          competing product, that is based upon, any of the Licensed Products;
          provided, however, that NEC may continue to provide its existing network management service in its current form.

     c)   Exclusive Right:  In order to maintain the exclusive nature of the
          ---------------
          right to use the Licensed Products for the Permitted Use as described in Section b) above, NEC must pay NetSolve minimum annual payments in each of the years during the three year period described below of US$*, US$* and US$*, respectively(the "Exclusivity Amounts"). For this purpose, the first year shall begin upon the earlier of completion of the installation of NEC's Network Operation Center in Japan or June 30, 2001, unless delay of installation of the NEC Network Operations Center is due to NetSolve's fault, in which case the Initiation Date shall be extended to the extent of the delay caused by NetSolve. The Exclusivity Amounts shall be comprised of the One Time License Fee (amortized over a 36 month life commencing with the Initiation Date), Royalty Fees, and Maintenance Fees due to NetSolve under this Agreement as described on Schedule B attached hereto and made a part hereof for all purposes by NEC. In the event NEC has not incurred the Exclusivity Amounts in any year, NEC shall have the right to either
          (i) pay the differences between the actual amounts incurred and the applicable Exclusivity Amount within thirty (30) days after the end of the applicable year period, or (ii) lose its exclusive right described in Section 3b) above while retaining its license rights as set forth herein to render NEC services to Customers on a non-exclusive basis.

     d)   Governmental Approvals: Notwithstanding anything herein seemingly to
          ----------------------
          the contrary, this Agreement, the license granted herein and the delivery of the Licensed Products are conditioned on the attainment of any required governmental approvals relating to the importation or exportation of the Licensed Products.

4.   License Fees:
     -------------

     a)   License Fees and Charges:  NEC agrees to pay the License Fee, Royalty
          ------------------------
          Fees and Maintenance Fees (collectively, the "Fees") as set forth in Schedule B hereto. Except as otherwise provided herein, the Fees shall not be increased during the initial three year Term of this Agreement. After the initial three year term of this Agreement, any increase in NetSolve's Fees shall not be effective until ninety (90) days after notification by NetSolve to NEC. Any such increase shall apply only to devices or services using the Licensed Products which are ordered after the date of NetSolve's notice of Fee increase. In the event of a Royalty and/or Maintenance Fee decrease, all devices or services using the Licensed Products which had been ordered but not implemented as of the date of NetSolve's notice of Fee decrease will be adjusted to take into consideration the fee decrease. NetSolve agrees to consider, in good faith, adjustments to the Fees in the event that the Fees at any point in time do not agree with market conditions.

     b)   Minimum Fees During Term.  NEC agrees that, during the initial three
          ------------------------
          (3) year term of this Agreement, it shall pay NetSolve minimum Fees of US $* ("Minimum Term Fee"). If, upon the completion of the initial three (3) year term of this Agreement, or upon the earlier termination of this Agreement for any reason (other than NEC not accepting the Licensed Products pursuant to the provisions of, and the procedure set forth in, Section 3a) above or if NEC terminates the agreement pursuant to Section 9d), the aggregate Fees actually paid by NEC to NetSolve hereunder is less than the Minimum Term Fee, NEC shall promptly pay NetSolve the difference between the aggregate Fees actually paid and the Minimum Term Fee.

     c)   Taxes and Charges: The Fees for the Licensed Products do not include
          ------------------
          any taxes except income or withholding tax, duties or any other charges of any kind that may be applicable to the purchase or transportation, importation or exportation of the Licensed Products. In the event the Japanese Government imposes any income or withholding tax on NetSolve and requires NEC to withhold such tax from the payment of the Fees, NEC shall notify NetSolve in sufficient time in advance of such withholding to allow NetSolve to fully exercise any and all appeal rights with respect to the assessment of such tax and withholding. If, after such appeal NEC is required to withhold from the payments hereunder, or if NetSolve chooses not to appeal such tax and withholding, NEC may withhold from the said payment in accordance with legal requirements. NEC shall provide NetSolve a tax receipt received from such tax authority and shall assist NetSolve in claiming and receiving a foreign tax credit. All

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

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          freight, insurance and other shipping expenses, as well as expenses for any special packing requested by NEC, will be paid by NEC. NEC will also bear all applicable taxes, duties and similar charges, including any import or export duties or similar charges that may be assessed with respect to the delivery of the Licensed Products to NEC.

     d)   Payment Terms:  NEC shall pay the Fees to NetSolve pursuant to the
          ----------------
          payment schedule described in Schedule B. All payments by NEC to NetSolve hereunder shall be made in U.S. dollars and by means of wire transfer to the following bank account of NetSolve:

          Bank:          *
          ABA#:          *
          Account Name:  *
          Account#:      *

5.   New Product Capabilities:
     ------------------------

     NetSolve agrees to offer to NEC any new product capabilities incorporating or relating to the Licensed Products on terms and conditions mutually agreeable to the parties hereto. NEC may request NetSolve to modify the Licensed Products to perform additional functions and NetSolve will use good faith efforts to provide NEC cost estimates for the development of such modifications; provided, however, that NetSolve shall have no obligation to develop or provide such modifications. If NetSolve does not agree to provide the modifications, NEC may develop the modifications so long as such modifications do not infringe on NetSolve's rights.

6.   (Intentionally Left Blank)

7.   Product Warranty:
     ----------------

     a)   Limited Warranty:  NetSolve warrants that the Licensed Products shall
          ----------------
          be and perform in conformance with the Standards mutually agreed and NetSolve's specifications for such Licensed Products in effect on the date of this Agreement as long as the Software Maintenance Fee is paid by NEC.

     b)   Warranty Exclusions: The above limited warranty does not apply to any
          -------------------
          Licensed Products which (i) have not been installed, operated, repaired or maintained in accordance with any installation, handling, maintenance or operating instruction delivered by NetSolve to NEC, or
          (ii) have been subject to unusual physical or electrical stress, negligence or accident; or (iii) have been modified in a manner not in accordance with NetSolve's written instructions.

     c)   No Other Warranty: EXCEPT FOR THE EXPRESS LIMITED WARRANTY SET FORTH
          -----------------
          ABOVE, NETSOLVE GRANTS NO OTHER WARRANTIES OR CONDITIONS OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE REGARDING THE LICENSED PRODUCTS, THEIR FITNESS FOR ANY PARTICULAR PURPOSE, THEIR QUALITY, THEIR MERCHANTABILITY OR OTHERWISE.

          In addition, NEC acknowledges that the Licensed Product are not designed or intended to be used in, or incorporated in products or services used in, equipment or devices in environments requiring fail-safe performance such as the operation of nuclear facilities, aircraft navigation or aircraft communication systems, air traffic control, direct life support machines or weapons systems, in which the failure of the Licensed Products could lead to death, personal injury, or severe physical or environmental damage ("High Risk Activities"). NETSOLVE SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF ANY KIND WITH RESPECT TO THE USE OF LICENSED PRODUCTS IN CONNECTION WITH ANY HIGH RISK ACTIVITY.

     d)   Limitation of Liability:  In the event of an alleged breach of the
          -----------------------
          limited warranty expressly set forth above, NEC shall promptly notify NetSolve. NetSolve shall have no liability to any Customer, and

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

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          NEC's operable agreements with all Customers shall preclude any rights of Customers directly against NetSolve. NetSolve's sole liability, and NEC's exclusive remedy, for any breach of the foregoing limited warranty shall be, to correct the non-conformity or replace with conforming Licensed Products. Such obligation shall be subject to NetSolve being granted the reasonable opportunity to inspect the allegedly defective Licensed Products at the location of its use or storage and, if requested by NetSolve, the return of the Licensed Products to NetSolve at NetSolve's expense. Any such replacement of Licensed Products may be by substitution of any similar product upon mutual agreement. NEC shall indemnify and hold NetSolve harmless from and against any and all claims, causes of action, costs or expenses of any kind (including attorneys' fees) incurred by NetSolve in defending, or otherwise dealing with, warranty claims that are inconsistent with the limited warranty expressly set forth above, or claims for remedies for alleged warranty defects in addition to, or different from, the limited relief set forth above. Additionally, if NetSolve determines that any alleged defect is excluded from, or otherwise not covered by, the limited warranty provided herein, NEC shall reimburse NetSolve at the rates set forth in Schedule C hereto, for all expenses incurred by NetSolve in evaluating and dealing with the alleged defect.

     e)   Customer Agreements:  All agreements between NEC and its Customers
          -------------------
          related to the NEC Services shall include provisions consistent with this Section 7.

8.   Support Services:
     ----------------

     During the term of this Agreement, NetSolve agrees to provide the following support services ("Support Services") to NEC. All communication between the parties' support contacts shall be in the English language. NEC shall provide NetSolve representatives with reasonable remote access to Licensed Products in performing the support services provided for herein; provided that NEC shall maintain control of the security of such access.

     a)   On-Site Support:  During the first year of the term of this Agreement,
          ---------------
          NetSolve shall designate and provide a representative to work substantially on a full-time basis at NEC's offices in Japan. Such representative will assist NEC in the installation of the Licensed Products and will be available to NEC for technical support and assistance during said first year. All communication between NEC and NetSolve during the first year of the term of this Agreement relating to technical support of the Licensed Products will be through the designated representative. NEC will pay or reimburse NetSolve per Schedule C for such services. During the first month of the term of this Agreement, NetSolve shall provide at least two such individuals. Resources above these levels require mutual agreement.

     b)   Telephone Technical Support:  After the first year of the term of this
          ---------------------------
          Agreement, during the hours between 9:00 a.m. and 5:00 p.m. U.S. Central Standard Time, Monday through Friday, and subject to personnel availability, NetSolve shall provide assistance and advice to NEC, via telephone, with respect to technical questions about the Licensed Products which NEC's own technical staff is unable to answer. It is not contemplated that NetSolve will provide support for Customer network troubleshooting. NEC shall designate up to eight (8) representatives who will be the exclusive NEC contacts with respect to technical support communications with NetSolve. In case of emergency conditions, such as whole System Down, technical communications with NetSolve must be 24 hours a day and 7 days a week basis.

     c)   Product Training:  NetSolve agrees to provide NEC with two (2)
          ----------------
          technical support Product training classes designed to enable capable NEC technical support personnel to fully support the Licensed Products, at NEC's Japan headquarters, at the rates identified on Schedule C hereto. NEC will also pay for NetSolve's airfare, hotel, meal and other related costs of NetSolve's training personnel. Additional training to replace technical support personnel will be provided by NetSolve at NetSolve's Austin, Texas headquarters subject to availability of personnel at the rates specified on Schedule C hereto. NetSolve further agrees to provide one (1) additional training session for NEC's Technical Support personnel to accommodate any Licensed Products upgrades and or enhancements which NEC is entitled to under this Agreement free of charge. Time and period, and contents of the additional training should be determined mutually. Training for other upgrades or enhancements which NetSolve agrees to provide, at NetSolve's sole option and at a price mutually agreed, will be provided at an additional charge mutually agreed. In addition, NetSolve agrees to make similar technical training available, to NEC, on a chargeable basis.

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          should NEC require additional technical training sessions. Additional technical training will be charged in accordance with NetSolve's standard rates, as shown in Schedule C.

     d)   Software Fixes:  During the term of this Agreement, NetSolve shall
          --------------
          provide NEC with notice of any Software Fixes and shall provide any such Software Fix per the rates identified for Software Maintenance Fee in Schedule B.

     e)   Other Support:  Any customization or support in addition to that
          -------------
          specified herein may be provided by NetSolve at NetSolve's sole discretion, at the rates and terms mutually agreed upon in each instance.

9.   Termination:
     ------------

     NetSolve acknowledges that NEC will expend substantial effort and resources in creating and maintaining the NEC Services and Customer base. Accordingly, NetSolve agrees that in the event of a termination of this agreement (except for termination as set forth in subsection a) below), that it will provide NEC sufficient time not to exceed 24 months to transition the NEC Services to another provider and minimize any negative impact on NEC's Customer base:

     a)   Termination for Cause:  If either party materially defaults in the
          ---------------------
          performance of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days from the date of such notice the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during such thirty (30) day period, then the non-defaulting party may terminate the Agreement at the end of that period.

     b)   Termination for Insolvency:  This Agreement may be terminated,
          --------------------------
          immediately upon: (i) the institution by or against either party to the Agreement of insolvency, receivership or bankruptcy proceedings or any other proceedings for the general settlement of its debts, (ii) either Party's general assignment for the benefit of creditors, or
          (iii) either party's dissolution or ceasing to do business. Such termination shall be effective upon the delivery of written notice from the party not involved in any such proceedings or actions.

     c)   Termination for Change of Control:  This Agreement may be terminated
          ---------------------------------
          by either party if the identity of the other party or the nature of its business is materially changed by bulk transfer of assets, sale of its business, transfer of 50.1% or more of its outstanding stock, or merger to, by or with, as the case may be, a business entity that provides products and services in direct competition with the terminating party's products or services, and in the terminating party's sole judgment continuing the relationship with the surviving entity would create a conflict of interest (each, a "Change of Control"). Such termination must be given by written notice provided within thirty (30) days of being notified by the party with the Change of Control. In addition, NEC may terminate this Agreement in the event NEC determines, in its sole discretion, to discontinue its business relating to the Licensed Products within 1 year after the execution of this Agreement by providing NetSolve with ninety (90) days written notice in advance.

     d)   Payments by NEC Upon Termination:  Upon the termination of this
          --------------------------------
          Agreement, for any reason, NEC shall promptly pay NetSolve the following: (i) the amount required under Section 4b), if any, relating to the Minimum Term Fee (provided, however the Minimum Term Fee will be waived provided NEC terminates this Agreement on the first (1st) anniversary of the acceptance of the Licensed Products due to NEC's termination of its NEC Services business; (ii) any unpaid portion of the License Fee (unless the termination is the result of NEC not accepting the Licensed Products in accordance with the provisions of, and the procedure set forth in, Section 3a)); (iii) all Royalty Fees for NEC Services sold through the date of termination; and (iv) any unpaid portion of the Software Maintenance Fee for the year of the termination. Except for such payments, neither party shall be liable to the other for damages of any kind, including incidental or consequential damages, on account of the termination of this Agreement, and both parties waive any right they may have to receive any compensation or reparations on termination or expiration of this Agreement, which includes, but is not limited to, loss of goodwill, prospective profits

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          or anticipated orders, or an account of any expenditures, investments, leases or commitments made by either NetSolve or NEC.

     e)   Return of Licensed Products:  NEC shall, promptly upon the termination
          ---------------------------
          of this Agreement for any reason (regardless of the party causing or effecting such termination), cease all use of the Licensed Products and return the Licensed Products to NetSolve at NEC's sole cost and expense. NEC shall not retain any portion of the Licensed Products or any copies thereof. In the event that, following the termination of this Agreement, NEC discovers that it possesses any portion of the Licensed Products or any copies thereof, NEC will promptly return it to NetSolve at NEC's sole cost and expense. Notwithstanding the foregoing, if NetSolve should terminate this Agreement for any reason other than NEC's default or insolvency, NEC shall be entitled to (i) maintain for existing Customers for a period of three (3) years as of the termination date, and (ii) to sell to now Customers for a period of two (2) years as of the termination date and NEC shall be obligated to continue to pay the applicable Fees as set forth on Schedule B with respect to such continued service.

     f)   Survival of Certain Terms: The provisions of Sections 4, 7c), 7d), 9,
          -------------------------
          10, 11, 12, 13, 14, and 16a shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

10.  Limitations On Liability:
     -------------------------

     EXCEPT FOR DAMAGES CAUSED BY A BREACH OF PROVISIONS OF SECTION 11 OR
     SECTION 13 BELOW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER ENTITY FOR COSTS OF COVER, LOST PROFITS OR ANY OTHER SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. ALL AGREEMENTS BETWEEN NEC AND CUSTOMERS SHALL INCLUDE PROVISIONS CONSISTENT WITH THIS SECTION 10 AND NEC SHALL INDEMNIFY AND HOLD NETSOLVE HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, CAUSES OF ACTION, AND COSTS OF ANY KIND (INCLUDING ATT0RNEYS' FEES) INCURRED BY NETSOLVE IN CONNECTION WITH A CLAIM BY A CUSTOMER INCONSISTENT WITH THE PROVISIONS OF THIS SECTION 10.

11.  Proprietary Rights and Confidentiality:
     --------------------------------------

     a)   Proprietary Rights:  NEC acknowledges that, as between NEC and
          ------------------
          NetSolve, the Licensed Products are owned exclusively by NetSolve. NEC shall not claim, nor shall it have under any circumstances, any rights in, to or under the Licensed Products, product lines that include the Licensed Products, or any of NetSolve's patents, trademarks, service marks, trade names, inventions, copyrights, know-how, trade secrets or other intellectual and/or proprietary information, except for the limited right to use the Licensed Products as expressly permitted in this Agreement. As between NEC and NetSolve, NetSolve owns the entire and complete right, title, and interest in the Licensed Products, including but not limited to, all copyright, patent and other proprietary rights. The license and use by NEC of any of these proprietary rights is authorized only for the purposes expressly set forth herein, and upon termination of this Agreement for any reason such authorization shall immediately cease. NetSolve expressly disclaims any and all implied licenses to NEC with respect to any of its intellectual property and other rights related to the Licensed Products including, without limitation, all patent, trademark, service mark, trade name, copyright, and trade secret rights.

     b)   Confidentiality:  The parties acknowledge that by reason of their
          ---------------
          relationship to each other hereunder each will have access to certain information and materials concerning the other's business, plans, customers, processes, technology and/or products that is confidential and proprietary to that party ("Confidential Information"). The parties acknowledge further that disclosure of any such Confidential Information to third parties would cause irreparable harm. Accordingly, each party agrees that it will

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          not use in any way for its own account or the account of any third party, nor disclose to any third party, any Confidential Information of the other party and shall take every reasonable precaution to protect the confidentiality of such Confidential Information. All information disclosed by one party to the other party hereunder which the disclosing party intends to be treated as Confidential Information shall be clearly marked. The parties acknowledge and agree that the Licensed Products and all surrounding information and documentation constitute the valuable Confidential Information of NetSolve. Upon request by either party, the other party shall advise whether or not it considers any particular information or materials to be confidential. In the event of termination of this Agreement for any reason, there shall be no use or disclosure by a party of any Confidential Information of the other party for a period of five (5) years from the date of such termination, and neither party shall produce or develop, nor have produced or developed, any product, software, service, device, component or assembly utilizing any of the other party's Confidential Information. Notwithstanding the prior sentence or anything else herein to the contrary, in no event shall NEC ever have the right to disclose to others or to use NetSolve's Confidential Information, either before or after termination of the Agreement, that remains a trade secret of NetSolve or that is protected through some other form of intellectual property protection such as, without limitation, patent, trademark or copyright protection. A recipient of Confidential Information from the other party shall not use the Confidential Information, or any part thereof in any manner for any purpose other than in connection with conducting business with or performing business in accordance with this Agreement. To the extent that a recipient of Confidential Information from the other party has or does develop intellectual property rights related to or based, in any manner, on such Confidential Information, such recipient hereby irrevocably grants the other party a nonexclusive, worldwide, fully paid-up license to any and all such intellectual property rights. Such intellectual property shall include, at least, all inventions, whether patentable or not, developments, improvement, trade secrets, trademarks, trade names, copyrights, patent applications, patents, and the like. At the termination of this Agreement, each party shall return all copies and associated materials, whether in tangible or electronic form, disclosing any Confidential Information of the other party to such other party. At such time, neither party shall retain copies or have access, either directly or through a third party, to the other party's Confidential Information. Both parties shall have the right to audit the other party to ensure compliance with the prior sentence and to request and receive a written certificate from an officer of the other party certifying compliance therewith.

     c)   Injunctive Relief:  Both parties acknowledge, understand, and agree
          -----------------
          that the breach or any provision of this Section 11 will result in immediate and irreparable harm to the other party and that monetary damages alone will be inadequate to compensate the other party for such breach. Accordingly, both parties agree that in such a case, the aggrieved party shall be entitled to any remedies available to it at law or in equity, including, without limitation, the right to temporary, preliminary, and permanent injunctive relief and specific performance to enforce the terms of this Section 11 without the necessity of proving inadequacy of legal remedies or irreparable harm, or posting bond.

12.  Trademarks and Trade Name:
     -------------------------

     a) NetSolve and NEC each have and may adopt from time to time certain trademarks, service marks and trade names ("Trademarks"). Upon the prior written approval of NetSolve, NEC shall have the limited right to use the associated NetSolve Trademarks in connection with the Licensed Products either alone or in conjunction with any other Trademarks of NEC, solely in connection with marketing and distributing the Licensed Products to Customers within express guidelines established by NetSolve for such purpose. NEC shall make every reasonable effort to display recognition that NetSolve's technologies and processes are used in connection with the Licensed Products. Any use of the NetSolve name and logo or any of NetSolve's other Trademarks by NEC shall inure to the benefit of NetSolve, and any ownership that NEC may obtain though its use of the NetSolve name and logo or any of NetSolve's other Trademarks is hereby assigned fully and completely to NetSolve. Except as otherwise provided in this
          Section 12, nothing contained in this Agreement shall grant to either party any right, title or interest in the other party's Trademarks. At no time during the term of this Agreement shall either party challenge or assist others to challenge the other party's Trademarks or the registration thereof or attempt to register any Trademarks, marks or trade names confusingly similar to those of the other party. NEC shall have the right to name and/or register Trademarks for Licensed Products, provided that such names and/or Trademarks do not infringe on any names and/or Trademarks of NetSolve. Except for the use of the NEC name, NetSolve shall have a fully paid-up, royalty free, worldwide license to use any Trademark NEC uses or registers in connection with the Licensed Products.

13.  Patent, Copyright and Trademark Indemnity:
     -----------------------------------------

     a)   Representation:  NetSolve represents and warrants either that to the
          --------------
          best of NetSolve's actual knowledge: (i) the Licensed Products prepared for or submitted to NEC under this Agreement is original and no portion of such Licensed Products, or the use or distribution of copies thereof violates or is protected by a patent, copyright or other proprietary right of any third party in the United States or Japan; or (ii) to the extent third party software is incorporated within the Licensed Products, NetSolve has the right to incorporate said third party software within the Licensed Products and to grant to NEC all the rights and licenses to the Licensed Products expressly provided for and granted under this Agreement. To the extent third party software is used in conjunction with the Licensed Products, NEC must procure its own licenses with respect to such third party software.

     b)   Indemnification:  Except as provided below, NetSolve will indemnify,
          ---------------
          hold harmless and defend NEC, at NetSolve's expense, against any and all claims that any Licensed Products as provided by NetSolve hereunder infringes any published Japanese or U.S. patent, copyright, trademark or trade secret or other proprietary right of any third party in the U.S. or Japan. In such event NEC shall promptly notify NetSolve of any such claim after receiving service of process, provide all reasonable assistance to NetSolve and allow NetSolve to control any resulting litigation and/or settlement negotiations. If a claim of infringement described in this Section 13b does occur, or in NetSolve's opinion is likely to occur, NEC will permit NetSolve, at its option and expense:

          i) To modify the system or Licensed Products so that it no longer infringes while performing substantially the same function and provided that it has minimal impact on the current Customers;

          ii) To obtain for NEC the right to continue using the system or Licensed Products; or,

          iii) If i) or ii) are not reasonably procurable, require NEC to return the System or Licensed Products.

NetSolve shall have no obligation with respect to any such claim of infringement based upon NEC's modification of any Licensed Products or other Licensed Products or their combination, operation or use with apparatus, data or computer programs not furnished by NetSolve. NEC will indemnify, hold harmless and defend NetSolve at its own expense against any claim of patent, copyright, trademark or trade secret infringement based on (A) algorithms or software code incorporated in the Licensed Products at NEC's request; and (B) NEC's use of the Licensed Products with other systems, software, algorithms, or similar items.

     c)   Limitation: Notwithstanding the provision of Subsection l3b above or
          ----------
          any other provision to the contrary, NetSolve assumes no liability for
          (i) any infringement in connection with any assembly, circuit, combination, method or process in which any Licensed Product is used when such infringement would not arise from the Licensed Products standing alone; (ii) any trademark, service mark or trade name infringement involving any marking or branding not applied by NetSolve or involving the modification or servicing of the Licensed Products, or any part thereof, unless such modification or servicing was done by NetSolve and not at the request of NEC; (iii) modifications made to Licensed Products at NEC's request.

     d)   Entire Liability: The foregoing provisions of this Section 13 state
          ----------------
          the entire liability and obligations of NetSolve and the exclusive remedy of NEC and its customers with respect to any alleged infringement of patents, copyrights, trademarks, trade secrets or other intellectual property rights by the Licensed Products or any part thereof.

14.  Foreign Law Representations, Warranties and Obligations:
     -------------------------------------------------------

     a)   Foreign Corrupt Practices Act:  In conformity with the United States
          -----------------------------
          Foreign Corrupt Practices Act and with NEC's established corporate policies regarding foreign business practices, NEC and its officers, directors, employees and agents shall use only legitimate business and ethical practices in commercial operations and in dealing with governmental authorities. NEC and its officers, directors, employees and agents shall not directly or indirectly make an offer, payment, promise to pay, or authorize payment of money, or offer a gift, promise to give or authorize the giving of anything of value for the purpose of influencing an act or decision (including a decision not to act) of a government official or employee or any political party, or candidate for political office of (i) any country in which NEC sells or intends to sell the Licensed Products or (ii) the United States Government, or inducing such a person to use his influence to affect any such governmental act or decision in order to assist NEC in obtaining, retaining or directing any such business (any such act being a "Prohibited Payment"). NEC hereby represents and warrants that, in connection with the performance of this Agreement, NEC and its officers, directors, employees, and agents, have not and will not pay, offer, provide or authorize, directly or indirectly, a Prohibited Payment.

     b)   Export Responsibilities:  NEC understands that NetSolve is subject to
          -----------------------
          regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain technical products to certain counties, NetSolve's obligations under this Agreement are subject to such regulations. Both parties represent and warrant that they will comply in all respects with the export and re-export restrictions applicable to the Licensed Products and NetSolve Documentation covered by this Agreement.

     c)   Language:  This Agreement is in the English language only, which
          --------
          language shall be controlling in all respects. No translation, if any, of this Agreement into any other language shall be of any force or effect in the interpretation of this Agreement or in determination of the interests of either party hereto. Furthermore, the parties agree that all correspondence, notices, orders, claims, suits and other communication between the parties hereto shall be written or conducted in English.

15.  Additional Obligations of NetSolve
     ----------------------------------

     a)   Product Customization:  NetSolve, at its sole discretion, may agree to
          ---------------------
          provide product customization services to NEC. Any such services will be provided at a price to be mutually agreed upon..

     b)   Product Updates:  Following the completion of product customization
          ---------------
          services performed on Licensed Products under provisions of Section 15a, if any, NetSolve will provide to NEC at no additional charge, an updated version of the new software which shall be subject to all of the provisions of this Agreement which applied to the original version of the Licensed Products.

     c)   Language Translation:  NetSolve should assist NEC to develop the
          --------------------
          Japanese language translation from English language of the Licensed product.

16.  General Provisions:
     ------------------

     a)   Governing Law:  This Agreement shall be governed by and construed
          -------------
          under the laws of the United States and the State of Texas, and excluding the United Nations Convention on the International Sale of Goods. Subject to subsection b below, the courts of the United States shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement. Each of the parties waives trial by jury in any and all actions or proceedings in any court between them or to which they may be parties.

     c)   Choice of Forum and Waiver of Jury:  The parties hereby submit to the
          ------------------------------------
          jurisdiction of, and waive any venue objections against, the United States District Court for the Western District of Texas, in any litigation arising out Of the Agreement.

     d)   Entire Agreement:  This Agreement, including any attached exhibits or
          ----------------
          agreements, sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes and replaces all prior discussions and communications between them (whether oral or in writing). No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement will be effective unless set forth in writing, signed by officers of both parties.

     e)   Notices:  Any notice required or permitted by this Agreement will be
          -------
          in writing and will be sent by prepaid, registered or certified mail, return receipt requested, or overnight delivery service, or facsimile or E-mail addressed to the designated program manager of the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Such notice will be deemed to have been given upon delivery if by overnight delivery, facsimile or E-mail, or five (5) calendar days if by mail. Both parties shall designate an individual who shall serve as the program manager and who shall receive all such notices and shall coordinate the relationship of the parties. NetSolve's initial program manager shall be Mark Rammer. NEC's initial program manager shall be Masatomo Oka.

     f)   Force Majeure:  Nonperformance of either party will be excused to the
          -------------
          extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party.

     g)   Assignment and Binding Effect:  Neither NEC nor NetSolve may transfer
          -----------------------------
          or assign its rights of obligations under this Agreement without the prior written consent of the other party. Subject to the foregoing sentence, this Agreement will be binding upon and inure to the benefit of the parties hereto, their successors in interest and assigns.

     h)   Independent Contractors:  It is understood that both parties hereto
          -----------------------
          are independent contractors engaged in the operation of their own businesses. Neither party hereto is to be considered the agent of the other party for any purpose whatsoever, and neither party has any authority to enter into any contracts or assume any obligations for the other party or make any warranties or representations for the other party.

     i)   Press Release:  The parties intend to issue a public announcement of
          -------------
          their relationship with the content and timing thereof to be mutually agreed upon.

     j)   Partial Invalidity:  If any provision of this Agreement is hold to be
          ------------------
          invalid by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect.

     k)   No Waiver:  The failure of either party to enforce at any time and
          ---------
          of the provisions of this Agreement, or the failure to require, at any time, performance by the other party of any of the provisions of this Agreement, will in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of either party to enforce each and every such provision thereafter.

     l)   Counterparts:  This Agreement may be executed in two or more
          ------------
          counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

     m)   Construction:  This Agreement is the product of negotiation between
          ------------
          the parties and their respective counsel. The Agreement will be interpreted fairly in accordance with its terms and conditions and without any strict construction in favor of either party. Any ambiguity will not be interpreted against the drafting party.

     n)   Conditions Precedent:  This Agreement is subject to NetSolve's
          --------------------
          confirmation through NetSolve's Japanese counsel that the terms and conditions hereof, including the governing law, jurisdiction and dispute settlement provisions set forth herein, are enforceable under Japanese law.

IN WITNESS WHEREOF, NEC and NetSolve have executed this Agreement through their duly authorized representatives as of the day first written above.

NETSOLVE, INCORPORATED              NEC Corporation
("NetSolve")                        ("NEC")


/s/ Craig S. Tysdal                 /s/ D. Minato
--------------------------          --------------------------
Signature                           Signature


Craig S. Tysdal                     Daisaku Minato
--------------------------          --------------------------
Printed Name                        Printed Name


President & CEO                     General Manager
--------------------------          --------------------------
Title                               Title


12/21/2000                          21 DEC 2000
--------------------------          --------------------------
Date                                Date

SCHEDULE A
----------

LICENSED PRODUCTS -
-----------------
The Licensed Products covered by this Agreement shall include the following:
All necessary NetSolve Products and methodology except third party products to perform Prowatch for WAN and Prowatch for LAN services in Japan. Detail should be completed and mutually upon no later than February 16,2001.

The Licensed Products shall not include any source code.

SCHEDULE B
----------

FEES
----

1.  License Fee:              US$*
                              NEC shall pay such one time license fee as follows: (i) US$* no later than January 31, 2001;
                              and (ii) the remaining US$* within twenty (20) business days after acceptance of the Licensed
                              Products under the provisions of, and in accordance with the procedures set forth in,
                              Section 3a).

2.  Royalty Fee:              US $* per month per device for all standard
                              managed WAN and LAN devices, plus an additional US
                              $* per month for each port over 24 for managed LAN devices that have over 24 ports during the first year of the term of this Agreement. After the first year of the term of this Agreement the additional amount for each port over 24 may Be adjusted by mutual agreement if it determines that market conditions warrant such adjustment.

                              Beginning with the first day of the month following the date on which NEC accepts the Licensed Products, for each three (3) month period during the term of this Agreement, and promptly upon the termination of this Agreement, NEC shall submit an accounting of units of such devices monitored at anytime during the previous three (3) months ("Reporting Period"). The accounting shall be made within thirty (30) days after the end of each Reporting Period and, within sixty (60) days of the end of each Reporting Period, NEC shall issue payment of the applicable Royalty Fee to NetSolve.

3. Software Maintenance Fee:  US $* each year during the term of this Agreement and payable in semiannual installments with the first such installment to be made on the first day of the month following acceptance of the Licensed Products under the provisions of, and in accordance with the procedures set forth in,
                              Section 3a) on each June 30 and December 31 during the term of this Agreement.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE C
----------

SUPPORT SERVICES
----------------

ON-SITE TECHNICAL, TRAINING, AND   INSTALLATION SUPPORT:
--------------------------------------------------------

NetSolve agrees to provide on-site support in accordance with the following rates:

$* per day per person not to exceed $* per month per person, plus actual expenses.
NEC is responsible for the costs associated with creating the class room environment.

AUSTIN BASED TRAINING SUPPORT
-----------------------------

$* per day for classes not to exceed 10 people.



* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.